Exhibit 10.11


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                           SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                              CALLERY-JUDGE GROVE,

                         A NEW YORK LIMITED PARTNERSHIP






                                   dated as of
                                February 9, 2005


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

                           SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                              CALLERY-JUDGE GROVE,

                         A NEW YORK LIMITED PARTNERSHIP

     This SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of February 9, 2005 is entered into by and among CJG Management, Ltd., a Florida limited partnership ("CJG Management"), as the general partner and those persons and entities whose names and addresses appear on the books and records of the Partnership as partners.

                                   WITNESSETH:

     WHEREAS, a limited partnership having the name "Callery-Judge Grove" was previously formed under the Laws of the State of New York (the "Partnership"); and

     WHEREAS, CJG Management is the sole general partner of the Partnership; and

     WHEREAS, the parties to this Second Amended and Restated Agreement of Limited Partnership currently constitute all of the partners in the Partnership; and

     WHEREAS, the parties to this Second Amended and Restated Agreement of Limited Partnership intend to amend and restate the Agreement of Limited Partnership governing the Partnership upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, for valuable consideration, the parties do hereby agree that the Partnership shall continue under, and the actions of each of the parties to this Second Amended and Restated Agreement of Limited Partnership with respect to the Partnership shall, to the extent not inconsistent with the laws of the State of New York, be governed by, the terms and conditions of this Agreement set forth below.

                                    ARTICLE I

                     Certain Definitions; General Provisions
                     ---------------------------------------

     Section 1.01 Continuation. The parties hereto hereby continue the Partnership under the name Callery-Judge Grove, L.P., in accordance with, and subject to the terms and conditions set forth in, this Agreement.

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     Section 1.02 Certain Definitions. As used herein:

               "Adjusted Capital Account" shall mean, with respect to any Partner, the balance in the Partner's Capital Account (whether positive or negative) as of the end of the Fiscal Year, (i) increased by the sum of (A) any amount which such Partner is obligated to contribute to the Partnership, (B) such Partner's share of minimum gain attributable to partnership nonrecourse liabilities (within the meaning of Treasury Regulations Section 1.704-2) as of the end of the Fiscal Year, (C) such Partner's share of minimum gain attributable to partner nonrecourse liabilities (within the meaning of Treasury Regulations 1.704-2) as of the end of the Fiscal Year, and (D) any amount for which such Partner is personally liable with respect to liabilities of the Partnership (except to the extent that such amount would duplicate the amount of any items under clauses (A), (B) or
          (C)), and (ii) decreased by such Partner's share of the reasonably expected net adjustments, allocations and distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

               "Affiliate" means, with respect to a Partner, any Person (i) which directly or indirectly owns 50% or more of, or (ii) 50% or more of which is directly or indirectly owned by, or (iii) 50% or more of which directly or indirectly is owned by one or more other Persons directly or indirectly owning 50% or more of, such Partner. For purposes of the preceding sentence, a Person shall be deemed to own that portion of another Person equal to (x) if such other Person is a partnership, trust or any other unincorporated association or entity, the percentage interest in income or capital of such partnership, trust or unincorporated association or entity, or (y) if such other Person is a corporation, the percentage of total shares or voting shares of such corporation, whichever is greater, owned by such first Person.

               "Capital Account" means the amount or value of the Capital Contributions made by a Partner and the allocations to such Partner of Partnership items of income, gains, losses and deductions (pursuant to Section 2.03(b) and predecessor provisions of prior limited partnership agreements of the Partnership) and distributions (pursuant to Section 5.01 and Section 7.03 and predecessor provisions of prior limited partnership agreements of the Partnership), as adjusted by any and all adjustments required to be made in order to maintain Capital Account balances in compliance with Treasury Regulations Section 1.704-l(b).

               The Capital Account for each Partner shall be adjusted at the time of, and to reflect, an adjustment of the Gross Asset Value of all Partnership assets pursuant to subparagraph (ii) of the definition of Gross Asset Value in this Section 1.02 in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv), including Treasury Regulations
          Section 1.704-1(b)(2)(iv)(f).


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               "Capital Contribution" means the cash or fair market value of other property previously contributed by a Partner (or its predecessor in interest and properly allocable to such Partner) to the Partnership, or that may in the future be contributed by a Partner pursuant to this Agreement.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time. A reference to a section of the Code shall be deemed to include any amendatory or successor provision thereto.

               "Distributable Funds" means the amount of cash (including cash held in Partnership reserves and net refinancing proceeds) that the Managing Partner anticipates will be available to the Partnership during such period of time as the Managing Partner deems relevant to such determination, reduced by the sum of (i) the amount of cash that the Managing Partner, in its sole discretion, anticipates will be required to meet all of the obligations of the Partnership (including, but not limited to, capital expenditures and payments of principal and interest on any debts and other obligations of the Partnership) during such period, and (ii) the amount of cash that the Managing Partner, in its sole discretion, believes necessary or appropriate for the Partnership to retain.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. A reference to a Section of ERISA shall be deemed to include a reference to any amendatory or successor provision thereto.

               "GAAP" means generally accepted accounting principles and practices in effect in the United States from time to time.

               "GAAP Profits" means the profits of the Partnership for a fiscal year calculated using GAAP.

               "General Partner" means CJG Management, in its capacity as a general partner in the Partnership, and any other Person which both
          (a) acquires, pursuant to this Agreement, an Interest as a general partner in the Partnership and (b) is admitted to the Partnership as a general partner pursuant to this Agreement.

               "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner, provided that, if the contributing Partner is the General Partner, the determination of the fair market value of the contributed asset shall require the consent of a majority of the Limited Partners;


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               (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, determined in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(h), as of the date of the following: (A) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and (C) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (A) and (B) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners;

               (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner, provided that, if the distributee is the General Partner, the determination of the fair market value of the distributed asset shall require the consent of a majority of the Limited Partners; and

               (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Section 743(b), but only to the extent that such adjustments are taken into account in determining capital accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and the following:

                    (A) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining capital accounts as a result of a distribution other than in complete liquidation of a Partner's interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses;

                    (B) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining capital accounts as the result of a distribution to a Partner in complete liquidation of the Partner's interest in the Partnership, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall


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          be specially allocated to the Partners in accordance with their interests in the Partnership in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent the General Partner determines that an adjustment pursuant to subparagraph (ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

               If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (i), (ii), or (iv), such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses. For purposes of this definition of Gross Asset Value, a capital contribution or distribution shall be considered de minimis if its value is less than $1,000.

               "Incentive Bonus" means an amount equal to five percent of the GAAP Profits of the Partnership for a Fiscal Year in excess of $500,000.

               "Incentive Compensation Plan" means a deferred compensation plan pursuant to which appropriate financial incentives are provided to employees and consultants of the Partnership as determined by the Managing Partner.

               "Interest" has the meaning specified in Section 2.03(a).

               "IRS" means the United States Internal Revenue Service.

               "Limited Partner" means each of the Persons the names of which appear on the books and records of the Partnership as partners in its capacity as a limited partner in the Partnership, and any other Person which both (a) acquires, pursuant to this Agreement, an Interest as a limited partner in the Partnership and (b) is admitted to the Partnership as a limited partner.

               "Major Decision" has the meaning specified in Section 3.02.

               "Majority-In-Interest" means one or more Partners which, in the aggregate, hold greater than 50% of the Percentage Interests held by all Partners.

               "Managing Partner" means CJG Management for so long as it is a General Partner and has not been removed (pursuant to Section 3.02(a)(v)), dissolved or otherwise ceases to be the managing partner of the Partnership, and any other General Partner selected to be the managing partner of the Partnership pursuant to Section 3.02(a)(ii).


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               "Net Losses" means, for each Fiscal Year or other period, an amount equal to the Partnership's loss, if any, for such Fiscal Year or period, as the case may be, determined in accordance with Section 703(a) of the Code (with all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code to be included in computing such loss); provided, however, such loss shall be adjusted by any and all adjustments required to be made in order to determine Capital Account balances in compliance with Treasury Regulations Section 1.704-l(b).

               "Net Profits" means, for each Fiscal Year or other period, an amount equal to the Partnership's taxable income, if any, for such Fiscal Year or period, as the case may be, determined in accordance with Section 703(a) of the Code (with all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code to be included in computing such profit); provided, however, such income shall be adjusted by any and all adjustments required to be made in order to determine Capital Account balances in compliance with Treasury Regulations Section 1.704-l(b).

               "Notices" has the meaning specified in Section 10.01(a).

               "Partners" means, collectively, the General Partners (including the Managing Partner), and the Limited Partners, and any Person(s) admitted to the Partnership as General Partner(s) or Limited Partner(s) pursuant to this Agreement.

               "Percentage Interest" means, for each Partner, its interest in the distributions by, and income, gains, losses, deductions and credits of, the Partnership, as set forth, as at the date hereof in the books and records of the Partnership and as changed, from time to time, pursuant to the terms of this Agreement.

               "Person" means an individual, corporation, association, limited liability company, partnership, trust, unincorporated organization or a government or any agency or political subdivision thereof.

               "Property" means the parcel or parcels of real property in Palm Beach County, Florida owned by the Partnership, together with all improvements thereon, the citrus and other trees planted and to be planted thereon, the easements, rights and privileges appurtenant thereto, and such other real property or interests therein, whether or not contiguous with the real property described above, that may be purchased or otherwise acquired by the Partnership from time to time.


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               "Recognition and Retention Plan" means a deferred compensation plan pursuant to which the Managing Partner can provide appropriate financial incentives to employees, former employees and former general partners of the Partnership.

               "State" means the State of New York.

               "Transfer" means any sale, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, of an Interest or any portion thereof, or any such sale or other disposition of an ownership or voting interest, directly or indirectly, in a Partner, other than to the Partnership.

               "Withdrawing Partner" has the meaning specified in Section
          7.01(d).

     Section 1.03 Name. The name of the Partnership shall be "Callery-Judge Grove L.P."

     Section 1.04 Principal Place of Business. The Partnership's principal place of business shall continue to be in Palm Beach County, Florida, or at such other place as the Managing Partner may designate from time to time.

     Section 1.05 Purposes; Powers. The purposes of the Partnership shall continue to be to own the Property and all of the machinery, equipment, inventory and other property, real or personal, tangible or intangible, owned or acquired by the Partnership (or in which the Partnership owns or acquires any interest) from time to time used in those businesses in which it may engage pursuant to this Agreement; to engage in the business of citrus production and other businesses related to citrus production, processing and sales; and to engage in the business of holding real estate for investment and for development. The Partnership shall have the power to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of such purposes.

     Section 1.06 Duration. The Partnership shall continue until dissolved pursuant to Section 7.01.

     Section 1.07 General Partner. CJG Management is the sole General Partner of the Partnership on the date hereof. The management of the business and affairs of the Partnership shall be conducted as provided in ARTICLE III.

     Section 1.08 Limited Partners. The persons and entities whose names appear as such on the books and records of the Partnership are the Limited Partners of the Partnership on the date hereof. The Limited Partners shall not participate in making the decisions of the Partnership, and in no event shall the Limited Partners have the power to manage or transact any Partnership business or act for or in the name of, or otherwise bind, the Partnership or take part in the control of the business of the Partnership, except that the Limited Partners shall have such rights and powers as are expressly granted to them in this Agreement. No Limited Partner shall take any action which would, if taken, cause
(i) a partition of the Property, or any other asset of


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the Partnership, or (ii) a dissolution of the Partnership. No Limited Partner in its capacity as such shall ever be personally liable for any part of debts or other obligations of the Partnership, or obligated to make further Capital Contributions to the Partnership.

     Section 1.09 Statutory Compliance. The Partnership shall exist under, be governed by, and this Agreement shall be construed in accordance with, the New York Revised Uniform Limited Partnership Act. All real and personal property owned by the Partnership (including, if and to the extent owned by the Partnership, the Property) is and shall continue to be owned by the Partnership as an entity and held in its name, and no Partner has or shall have any ownership interest in any such property in its individual name. The Managing Partner shall cause to be executed and filed on behalf and at the expense of the Partnership (i) all certificates and other documents required by law to be filed in connection with the continuation of the Partnership and this amendment and restatement of the agreement of limited partnership of the Partnership, and (ii) such other documents, instruments and certificates as it may deem necessary, appropriate, helpful or convenient with respect to the continuation of, and the conduct of business by, the Partnership.

                                   ARTICLE II

                     Capital Contributions, Other Financing;
                     ---------------------------------------
                          Interests in the Partnership
                          ----------------------------

     Section 2.01 Capital Contributions.

     (a) Each of the Partners (other those Limited Partners who formerly held Interests as General Partners or Special Limited Partners) or each Partner's predecessor-in-interest has made a Capital Contribution to the Partnership prior to the date hereof in the amount set forth in the books and records of the Partnership.

     (b) The Managing Partner may, from time to time, make, and may cause the Partnership to accept from Persons (including Partners) offering to make, loans and additional Capital Contributions to the Partnership, on such terms as it may deem necessary, appropriate, helpful or convenient subject to the terms of this Agreement.

     Section 2.02 Financing of the Partnership. The money required to finance the business of the Partnership shall be derived from the revenues of the Partnership and from loans and Capital Contributions to the Partnership.

     Section 2.03 Interests in the Partnership; Allocation of Profits, Gains, Losses and Deductions.

     (a) Each Partner has an ownership interest in the Partnership (an "Interest") measured by its respective Percentage Interest. Each Partner's Percentage Interest, as of the date hereof, is set forth in the books and records of the Partnership.


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     (b) The income, gains, losses and deductions of the Partnership shall be determined for each Fiscal Year in accordance with the accounting methods followed by the Partnership for federal income tax purposes, and shall be allocated as follows:

          (i) Subject to subsections (iii) and (iv) of this Section 2.03(b), the Net Losses of the Partnership shall be allocated to the Partners in the following order of priority:

               (I) First, to the Partners in accordance with their Percentage Interests, to the extent that the amount of Net Profits previously allocated to the Partners under Section 2.03(b)(ii)(IV) exceed the sum of (i) distributions previously made to the Partners under Section 5.02(a) plus (ii) the Net Losses theretofore allocated to the Partners under this Section 2.03(b)(i)(I);

               (II) Second, to each Partner in proportion to the amount the positive balance in its Adjusted Capital Account bears to the aggregate of positive balances in all Adjusted Capital Accounts, until the Adjusted Capital Accounts of the Partners are reduced to zero; and

               (III) Third, to the General Partner.

          (ii) Subject to subsections (iii) and (iv) of this Section 2.03(b), the Net Profits of the Partnership shall be allocated in the following order of priority:

               (I) First, to the General Partner ratably (as described in Section 2.03(b)(i)(III)) until the General Partner has been allocated Net Profits equal to the amount of Net Losses previously allocated to it under Section 2.03(b)(i)(III);

               (II) Second, to each Partner in proportion to the amount of Net Losses previously allocated to each Partner under Section 2.03(b)
          (i)(II) bears to the aggregate of all Net Losses so allocated to all Partners, until the Partners have been allocated Net Profits equal to the amount of Net Losses previously so allocated;

               (III) Third, to each Partner in proportion to the amount of Net Losses previously allocated to each Partner under Section 2.03(b)(i)(I) bears to the aggregate of all Net Losses so allocated to all Partners until the Partners have been allocated Net Profits equal to the amount of Net Losses previously so allocated; and

               (IV) Fourth, to the Partners in accordance with their Percentage Interests.


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          (iii) Notwithstanding paragraphs (i) and (ii) of this Section 2.03(b):

               (I) Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement, if there is a net decrease in Partnership minimum gain (as defined in Treasury Regulations Section 1.704-2(g)(2)), items of income and gain shall be allocated to all Partners in accordance with Treasury Regulations Section 1.704-2(f), and such allocations are intended to comply with the minimum gain chargeback requirements of Treasury Regulations Section 1.704-2 and shall be interpreted consistently therewith.

               (II) Section 704(c) Allocation. (1) Solely for federal, state and local income tax purposes and not for book or Capital Account purposes, depreciation, amortization, gain or loss with respect to the property that is properly reflected on the Partnership's books at a value (computed in accordance with subparagraph (i) of the definition of "Gross Asset Value" in Section 1.02) that differs from its adjusted basis for federal income tax purposes shall be allocated in accordance with the principles and requirements of Code Section 704(c) and the Treasury Regulations promulgated thereunder, and in accordance with the requirements of the relevant provisions of the Treasury Regulations issued under Code Section 704(b). For Capital Account purposes, depreciation, amortization, gain or loss with respect to property that is properly reflected on the Partnership's books at a value that differs from its adjusted basis for tax purposes shall be determined in accordance with the rules of Treasury Regulations
          Section 1.704-1(b)(2)(iv)(g).

                    (2) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) of the definition of "Gross Asset Value" in Section 1.02, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations promulgated thereunder.

                    (3) In accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(2), unrealized income, gain, loss or deduction in Partnership assets as of the time of the adjustment of the capital accounts pursuant to the definition of "Capital Account" in Section
          1.02 (that had not been reflected in the Capital Accounts previously) shall be allocated among the Partners on a taxable disposition of any Partnership asset, the Gross Asset Value of which has been adjusted pursuant to subparagraph (ii) of the definition of "Gross Asset Value" in Section 1.02, as if there were a taxable disposition of such Partnership assets at the time of the adjustment of the capital accounts.


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                    (4) In accordance with Treasury Regulations Sections
          1.704-1(b)(2)(iv)(f)(3) and 1.704-1(b)(2)(iv)(g), capital accounts shall be adjusted for allocations to them of depreciation, depletion, amortization, and gain or loss, as computed for book purposes, with respect to any Partnership asset, the Gross Asset Value of which has been adjusted pursuant to subparagraph (ii) of the definition of "Gross Asset Value" in Section 1.02.

                    (5) In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(4), Partners' distributive shares of depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to any Partnership asset, the Gross Asset Value of which has been adjusted pursuant to subparagraph (ii) of the definition of "Gross Asset Value" in Section 1.02, shall be determined so as to take account of the variation between the adjusted tax basis and the Gross Asset Value of such Partnership assets in the same manner as under Code Section 704(c).

                    (6) Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement, provided that the Partnership shall elect to apply the allocation method permitted by the Treasury Regulations under Code Section 704(c). Allocations pursuant to this Section 2.03 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Net Profits, Net Losses, other items, or distributions pursuant to any provisions of this Agreement.

               (III) Risk of Loss Allocation. Any item of Partner Nonrecourse Deduction (as hereinafter defined) with respect to a Partner Nonrecourse Debt (as hereinafter defined) shall be allocated to the Partner or Partners who bear the economic risk of loss for such Partner Nonrecourse Debt in accordance with Treasury Regulations
          Section 1.704-2(i). The term "Partner Nonrecourse Deduction" means any item of loss that is attributable to a Partner Nonrecourse Debt pursuant to Treasury Regulations Section 1.704-2(i)(1) and (2). The term "Partner Nonrecourse Debt" means any nonrecourse debt of the Partnership (within the meaning of Treasury Regulations Section 1.704-2(b)(4)) for which any Partner bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.704-2(b)(4)). Subject to subparagraph (I) hereof, but notwithstanding any other provision of this Agreement, in the event that there is a net decrease in minimum gain attributable to a Partner Nonrecourse Debt (such minimum gain being hereinafter referred to as "Partner Nonrecourse Minimum Gain") for a taxable year of the Partnership, then, after taking into account allocations pursuant to subparagraph (a) hereof, but before any other allocations are made for such taxable year, each Partner with a share of Partner Nonrecourse Gain attributable to such Partner Nonrecourse Debt at the beginning of such year shall be allocated items of income and gain for such year (and if necessary, for


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          subsequent years) equal to such Partner's share of the net decrease in
          Partner Nonrecourse Minimum Gain as determined under Treasury Regulations Section 1.704-2(i)(4).

               (IV) Allocation of Excess Nonrecourse Liabilities. For the purpose of determining each Partner's share of Partnership nonrecourse liabilities pursuant to Treasury Regulations Section 1.752-3(a), and solely for such purpose, each Partner's interest in Partnership profits is hereby specified to be such Partner's Percentage Interests.

               (V) Other Allocation Rules.

                    (1) Net Profits, Net Losses, and any other items of income, gain, loss, or deduction shall be allocated to the Partners pursuant to this Section 2.03 as of the last day of each Fiscal Year, provided that Net Profits, Net Losses, and such other items shall also be allocated at such times as the Gross Asset Values of Partnership Property are adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.02.

                    (2) For purposes of determining the Net Profits, Net Losses, or any other items allocable to any period, Net Profits, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Treasury Regulations promulgated thereunder.

                    (3) All allocations to the Partners pursuant to this Section
          2.03 shall, except as otherwise provided, be divided among them in proportion to the Interests held by each.

               (VI) Unexpected Allocations and Distributions. No allocation may be made to a Limited Partner to the extent such allocation causes or increases a deficit balance in such Limited Partner's Capital Account in excess of any amount that such Limited Partner is obligated to restore (taking into account Treasury Regulations Sections 1.704-1(b)(2)(ii)(d), 1.704-2(i)(5) and 1.704-2(g)(1)(ii)) as of the
          end of the taxable year to which such allocation relates. Notwithstanding any other provision of this Agreement except subparagraphs (I) and (III) hereof, in the event that a Limited Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which - results in such Limited Partner having a negative Capital Account balance (as determined above), then such Limited Partner shall be allocated items of income and gain (including items of gross income) in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such negative balance in such Limited Partner's Capital Account as quickly as possible.

               (VII) The Partners are aware of the income tax consequences of the allocations made by this Section 2.03 and agree to be bound by the provisions of this Section 2.03 in reporting their shares of Partnership income and loss for income tax purposes, except to the extent otherwise required by law.

          (iv) Adjustment of Capital Accounts. After all allocations for a taxable year are made, Capital Accounts shall be adjusted by the Partnership to the extent necessary to comply with all applicable laws, regulations and administrative pronouncements. Notwithstanding anything contained in this Agreement to the contrary, any and all distributions to the Partners to be made under Section 7.02 shall be made in the order of priority set forth in Section 5.02. The tax allocation provisions of this Agreement are intended to produce final Capital Account balances that are at levels ("Target Final Balances") which permit liquidating distributions that are made in accordance with such final Capital Accounts balances to be equal to the distributions that would occur under Section 5.02(a) if such liquidating proceeds were distributed pursuant to Section 5.02(a). To the extent that the tax allocation provisions of this Agreement would not produce the Target Final Balances, the Partners agree to take such actions as are necessary to amend such tax allocation provisions to produce such Target Final Balances. Notwithstanding the other provisions of this Agreement, allocations of income, gain, loss and deduction (including items of gross income, gain, loss and deduction) for the year in which distributions to the Partners are made under Section 7.02 shall be made as necessary to produce such Target Final Balances (and, to the extent such allocations would not effect such result, at the discretion of the Managing Partner, the prior tax returns of the Partnership shall be amended to reallocate items of gross income, gain, loss and deduction to produce such Target Final Balances).

     Section 2.04 Withdrawal of Capital; Limitation on Distributions. No Partner shall be entitled to withdraw any part of its Capital Account in, or to receive any distributions from, the Partnership, except as provided in Section 5.01 and
Section 7.02. No Partner shall be entitled to demand or receive interest on its Capital Account or any property other than cash from the Partnership.

                                   ARTICLE III

                                   Management
                                   ----------

     Section 3.01 In General.

     (a) The Managing Partner shall be responsible for the management of the business, activities and affairs of the Partnership. The Managing Partner shall have all the rights and powers which may by law be possessed by it and such rights and powers as are necessary, advisable or convenient to the discharge of its duties hereunder. Without limiting the generality of the foregoing, but subject to the requirements and provisions of Section 3.02, the Managing Partner shall have all of the following rights and powers which it may exercise on behalf of the

Partnership without the approval of any other Partner, at the cost, expense and risk of the Partnership:

          (i) to expend the capital of the Partnership in a manner that it in good faith believes to be in furtherance of the Partnership's business, subject to the limitations, if any, on the rights and powers of the Managing Partner to do so set forth elsewhere in this Agreement;

          (ii) to hold, level, clear, grade, develop, prepare, plant trees on, build buildings, roads, drainage and other facilities on, otherwise improve, maintain, subdivide, lease, sell and otherwise manage the Property; to purchase, plant and maintain citrus and other trees, a citrus and other tree nursery and citrus and other groves on the Property; to develop, maintain, manage, improve and attempt to enhance the value of the citrus and other agricultural product businesses (and the other businesses and assets) of the Partnership; and to enter into and fulfill its obligations under agreements of any and every nature and description with others with respect to such activities and businesses, which agreements may contain such terms, provisions and conditions as the Managing Partner in its sole and absolute discretion may approve;

          (iii) to purchase such contracts of liability, casualty, frost, wind, flood and other insurance as the Managing Partner may deem advisable, appropriate, convenient or beneficial to the Partnership;

          (iv) to purchase, plant, maintain, graft, and transplant seedling rootstock, citrus and other trees, and other crops; to clear, prepare, irrigate, fertilize, spray, care for and maintain, or cause to be cleared, prepared, irrigated, fertilized, sprayed, cared for and maintained, and to provide for the drainage of, the real property owned by the Partnership; to grow, produce, genetically engineer, store, manage, sell (by such means as the Managing Partner determines to be appropriate, convenient or beneficial to the Partnership, including, without limitation, by sales at retail, including at the Partnership's real property if the Managing Partner determines that to do so might be appropriate, convenient or beneficial), process, pack and otherwise deal with citrus and other fruits, vegetables, crops and other agricultural products, and products derived and to be derived therefrom, and to purchase or otherwise acquire from any Person any of such items for any of such purposes;

          (v) to hold real property for investment and for development and to enter into financial arrangements, including all necessary financial commitments, for development of the Property;

          (vi) to organize or acquire and own corporations and other entities to serve the actual and perceived needs and purposes of the Partnership;

          (vii) to purchase stock in and advance funds to cooperatives through which citrus and other fruits, and other agricultural products of the Partnership, are or may be sold, or through which equipment and supplies for use by the Partnership are or may be purchased;

          (viii) to invest and reinvest Partnership funds in government securities, certificates of deposit, banker's acceptances or other financial investments;

          (ix) to borrow money on behalf of the Partnership, to assume obligations on behalf of the Partnership and to discharge the Partnership's obligations under any promissory note (or other document) evidencing the indebtedness of the Partnership or under any mortgage, deed of trust, trust to secure debt or other pledge, assignment or security instrument securing payment of such promissory note (or other document) or encumbering the Property and, in furtherance of the foregoing, to execute and deliver, in the name and on behalf of the Partnership, any notes, mortgages, deeds of trust, deeds to secure debt and other security instruments and other documents encumbering, reencumbering and/or relating to the Property and other assets of the Partnership, including, without limitation, any and all such notes, mortgages, deeds of trust, deeds to secure debt and other security instruments and other documents with respect to any financing or refinancing obtained for the purpose of acquiring any interest in real property and/or satisfying existing financing;

          (x) to sell, dispose of, trade, exchange, convey, quitclaim, mortgage, encumber, hypothecate (including as cross-collateral if the Managing Partner in good faith believes that to do so would be in the best interests of the Partnership), subdivide, surrender, release or abandon, with or without consideration of any and every nature and description, upon such terms and conditions as the Managing Partner may deem advisable, appropriate or convenient, all or any portion of the Property, fruit and other agricultural crops and products, and any of the other assets of the Partnership, subject to the consent requirement of Section 3.02(a);

          (xi) to execute leases, subleases, licenses, rental agreements, occupancy agreements, use agreements and concession agreements with respect to all or any portion of the Property or any of the other assets, products and businesses of the Partnership;

          (xii) to enter into such agreements, contracts, guarantees, documents and instruments with such Persons (including, without limitation, governmental agencies and instrumentalities), and to give such receipts, releases and discharges with respect to all of the foregoing and any matters related or incident thereto, as the Managing Partner in good faith may deem advisable, appropriate, helpful or convenient for the Partnership from time to time;

          (xiii) to delegate any and all of its duties hereunder, and in furtherance of any such delegation to appoint, employ or contract with any Persons that it in its sole discretion may deem necessary, advisable, helpful or convenient for the transaction of one or more of the businesses of the Partnership, including Persons that are Affiliates, officers, directors or employees of the Managing Partner or of any other Partner

     (including those in which it or Persons directly or indirectly controlling it may have a proprietary interest). Such Persons may, under the direct or indirect supervision of the Managing Partner, administer the day-to-day operations of the Partnership; may serve as the Partnership's advisors and consultants in connection with the policy decisions made and contemplated to be made by the Managing Partner; may act as grove managers, business managers, product managers, project managers, architects, engineers, consultants, builders, accountants, correspondents, attorneys, brokers, escrow agents or in any and all other capacities deemed by the Managing Partner to be necessary, desirable, appropriate or convenient; may investigate, select, and on behalf of the Partnership conduct relations with Persons acting in such capacities and, subject to Section 3.04, may pay compensation (including, without limitation, compensation that is dependent in whole or in part on one or more measurable variable factors relating to the profitability of, or cash flow, cost savings or other revenue enhancement generated by or from, the Partnership as a whole or one or more discrete products, groves or fields, ventures or undertakings of the Partnership) to, and enter into contracts with, or employ, or pay for services performed or to be performed by, any of them in connection with the Property, or any part of it, any of the other assets, investments, businesses, crops or products of the Partnership or ventures made, or undertakings entered into, by the Partnership; may perform or assist in the performance of such administrative or managerial functions necessary in the management of one or more of the Partnership, the Property, and the Partnership's businesses and assets, as determined by the Managing Partner; and may perform such other acts or services as the Managing Partner in its sole and absolute discretion may approve;

          (xiv) to admit additional Persons to the Partnership as Partners, provided that, if (x) the new Partner will be a General Partner or (y) the new Partners would have rights, powers, liabilities and/or obligations that differ in material respects from those of some or all of the other Partners, the Managing Partner shall obtain the consent of the Limited Partners as required by Section 3.02(a) prior to admitting the new Partners;

          (xv) to offer to purchase or redeem the Interests of one or more of the Partners selected by the Managing Partner from time to time, on such terms and conditions as the Managing Partner deems appropriate, to consummate such purchases and redemptions, and to obtain funds to enable it to consummate such purchases and redemptions on such terms as the Managing Partner may deem to be necessary, advisable, appropriate or convenient;

          (xvi) to adopt and implement the Recognition and Retention Plan and Incentive Compensation Plan so as to provide additional financial incentives to key employees of the Partnership; provided, however, none of the remaining awards available for grant under the Recognition and Retention Plan shall be granted;

          (xvii) to reinvest all or any portion of amounts received by the Partnership from the condemnation of all or any portion of the Property, or the sale of all or any portion of the Property under threat of condemnation, so as to defer the recognition of gain under Section 1033 of the Code; and

          (xviii) to do and undertake to do any and all other things and to execute and deliver, in the name and on behalf of the Partnership, any and all certificates, documents, instruments and agreements necessary, advisable, appropriate, helpful or convenient in the discretion of the Managing Partner to effectuate any of the foregoing.

     (b) The Managing Partner shall (or shall cause others to) diligently attempt to discharge (to the extent funds are available therefor) the following obligations on behalf and at the expense of the Partnership in a manner consistent with this Agreement:

          (i) Protect and preserve the title to and the interest of the Partnership in its property and assets, real, personal and mixed, including, for so long as it is an asset of the Partnership, the Property.

          (ii) Keep all books of account and other records of the Partnership and provide to the Partners reports and statements as required by ARTICLE IV.

          (iii) Maintain all funds of the Partnership (other than petty cash and funds from time to time invested in financial products or other Partnership assets) in one or more bank accounts established pursuant to Section 4.03.

          (iv) Make periodic distributions to the Partners as required by
     Section 5.02.

          (v) Perform all other obligations provided elsewhere in this Agreement to be performed by the Managing Partner.

     (c) Third parties dealing with the Partnership shall be fully protected in relying, without further inquiry, upon any action taken or instrument executed on behalf of the Partnership by the Managing Partner, and on behalf of the Managing Partner by the President or any other officer of its general partner, or any other Person specifically empowered by the Managing Partner so to act.

     (d) If the Managing Partner determines that it is in the best interest of the Partnership to sell additional Interests, each of the then Limited Partners shall have the right, but not the obligation, to purchase the additional Interests.

          (i) The Managing Partner shall deliver notice (the "Offer Notice") to each Limited Partner of the Partnership's intent to sell additional Interests and the purchase price of the Interests. Each Limited Partner shall have 30 days (the "Offer Period") after the receipt of the Offer Notice to elect to purchase its pro rata share of the Interests being offered by delivering notice of its acceptance to the Managing Partner.

          (ii) If the existing Partners do not elect to purchase all of the additional Interests, the Managing Partner shall deliver notice to those Partners who elected to purchase Interests offering to those Partners the right to purchase the remainder of the Interests. A Partner shall have 15 days to elect to purchase the unsold Interests. A Partner electing to purchase pursuant to this Section 3.01(d)(iii) shall be obligated to purchase that portion of the unsold Interests equal to such Partners Percentage Interest over the aggregate Percentage Interests of those Partners electing to purchase pursuant to this Section 3.01(d)(iii).

          (iii) Any Interests not subscribed to by the Limited Partners may be offered to other Persons by the Managing Partner, subject to the provisions of Section 3.01(a)(xiv).

     Section 3.02 Major Decisions. Notwithstanding any other provision of this Agreement, each of the actions described below (a "Major Decision") must be approved by:

     (a) all of the General Partners and the specified percentage of Percentage Interests of the Limited Partners:

          (i) amendment of this Agreement -- two thirds;

          (ii) selection of a new Managing Partner -- majority;

          (iii) amendments to the Recognition and Retention Plan described in
     Section 3.07(b) or to the Incentive Compensation Plan described in Section 3.08(b) -- two thirds; and

          (iv) admission of a General Partner or of a Partner or Partners with rights, powers, liabilities and/or obligations different from other Partners -- two thirds; and

          (v) a merger by the Partnership with or into another entity -- two thirds.

     (b) two-thirds of the Percentage Interest of all Partners for removal of the Managing Partner.

     Before a Major Decision may be made, the Managing Partner shall send to each Partner a written notice (the "Major Decision Notice") with such information as the Managing Partner deems appropriate. Each Partner that fails to give notice to the Managing Partner that the Partner disapproves of a proposed Major Decision within forty-five days following the date on which the Managing Partner sent the Major Decision Notice shall be deemed to have approved such proposed Major Decision. All votes pursuant to this Section 3.02 must be cast in writing (including by facsimile transmission and e-mail), unless a Partner is deemed to have approved a Major Decision in the manner described in the preceding sentence.

     Section 3.03 Tax Matters Partner; Tax Elections.

     (a) The Managing Partner shall be the "tax matters partner" (as that term is used in the Code) of the Partnership. The tax matters partner shall

          (i) cause to be prepared and shall sign all tax returns of the Partnership,

          (ii) monitor any governmental tax authority in any audit that such authority may conduct of the Partnership's books and records or other documents of which the tax matters partner is aware,

          (iii) give Notice to all Partners as follows:

               (I) within 30 days after it receives notice from the IRS of any administrative proceeding with respect to an examination of, or a proposed adjustment to, any item of income, gain, loss, deduction or credit of the Partnership,

               (II) from time to time, of the current status of such administrative proceeding,

               (III) within 30 days of the final outcome of such administrative proceeding, as to such outcome, and

               (IV) at least five days prior to submitting a request for administrative adjustment on behalf of the Partnership,

          (iv) promptly send to each Partner a copy of all nonministerial notices or communications received by the Partnership from, or sent by the Partnership to, the IRS and

          (v) take all other action to be taken by it as contemplated in Sections 6221 through 6232 of the Code.

     The Partnership will reimburse the tax matters partner for all expenses reasonably incurred by it (including reasonable overhead expenses) in connection with any administrative or judicial proceeding with respect to the tax liabilities of the Partners which relate to the Partnership.

     (b) At the request of any Partner, the Partnership shall make an election to adjust its basis in its assets pursuant to section 754 of the Code. The Partner making such request shall pay to the Partnership, within ten days after demand therefor by the Managing Partner, all costs and expenses paid or incurred by the Partnership as a result of the making of such election.

     (c) The Partnership shall make an election to amortize its organizational expenditures pursuant to section 709 of the Code, and to amortize any "start-up" expenditures pursuant to section 195 of the Code.

     Section 3.04 Contracts with Partners and Affiliates. The Managing Partner may cause the Partnership to enter into contracts and agreements with Partners and Affiliates of Partners if it in good faith determines that to do so is necessary, appropriate or convenient for the Partnership; provided, however, that the Managing Partner shall not knowingly permit the Partnership to enter into such a contract or agreement unless the Managing Partner in good faith determines that the compensation to be paid to such Partner or Affiliate pursuant thereto (or the formula or other method by which such compensation is to be determined) is reasonable under the circumstances. The Managing Partner is specifically authorized to cause the Partnership to (i) engage Nathaniel Roberts as the chief operating officer of the Partnership, with compensation to be paid by the Partnership to him in such amount (or determined by such formula or other method) as the Managing Partner deems reasonable under the circumstances, and
(ii) reimburse each Partner for such of the actual expenses the Managing Partner shall determine were incurred and paid by the Managing Partner on behalf of the Partnership in good faith to promote the Partnership's best interests or the interests of all of its Partners.

     Section 3.05 Resignation or other Termination of Managing Partner.

     (a) The Managing Partner may resign from the performance of all of its functions and duties as such hereunder at any time upon giving 30 days' advance Notice of such resignation to each of the General Partners. Upon such resignation, or in the event of the death, disability, withdrawal or removal pursuant to Section 3.02(a)(v) of the Managing Partner, the Interest of the resigning or otherwise terminated Managing Partner shall remain that of a General Partner, and the Partners shall elect a new Managing Partner from among the General Partners in the manner set forth in Section 3.02(a). If there is no remaining General Partner, the Limited Partners shall admit one or more new General Partners pursuant to Section 3.02(a).

     (b) If neither James Callery nor Nathaniel Roberts is the controlling shareholder (directly or indirectly) of the general partner of CJG Management, CJG Management shall remain the Managing Partner unless all of the General Partners except CJG Management and a majority of the Limited Partners determine pursuant to the procedures in Section 3.02 that CJG Management shall be removed as the Managing Partner and replaced by a new Managing Partner.

     Section 3.06 Other Businesses. No Partner shall be prohibited from owning, operating or investing in, either directly or indirectly, any real property or any interest therein, either in the State of Florida or elsewhere, or from engaging or possessing an interest in any citrus or related or unrelated businesses of any nature or description, independently or with others, whether or not in competition with the Partnership in any of such cases, and the other Partners shall not have any rights by virtue of this Agreement in respect of such property or other businesses, or the income or profits derived therefrom. Each Partner shall be free to fully and aggressively pursue all of its other business interests.

     Section 3.07 Recognition and Retention Plan.

     (a) Not later than 120 days after the end of each Fiscal Year, the Partnership shall distribute the Incentive Bonus to those employees of the Partnership, former employees and former general partners (or any combination thereof) ("Distributees") as determined by the Managing Partner pursuant to the Recognition and Retention Plan. The aggregate distributions to the Distributees shall equal not less than 85% of the Incentive Bonus. That portion of the Incentive Bonus that is not distributed to the Distributees shall revert to the Partnership. If the Partnership does not have sufficient cash to pay the Incentive Bonus for a Fiscal Year, then the amount unpaid shall accrue and shall be paid in the next succeeding year.

     (b) The Managing Partner shall have the right to make amendments to the Recognition and Retention Plan, provided, that the Managing Partner shall not amend the Recognition and Retention Plan with respect to the following matters, except with the consent of the Limited Partners, as defined in Section 3.02(a):

          (i) an increase in the percentage of the profits of the Partnership constituting the Incentive Bonus to an amount in excess of 5%; or

          (ii) an increase of the percentage of the Incentive Bonus payable to the Managing Partner and its Affiliates if as a result of the increase, more than 20% of the Incentive Bonus would be paid to the Managing Partner and its Affiliates.

     Section 3.08 Incentive Compensation Plan.

     (a) The General Partners shall determine the employees and consultants of the Partnership to whom awards under the Incentive Compensation Plan shall be made. Awards under the Incentive Compensation Plan shall vest in the employees and consultants to whom they are awarded only as long as the recipient continues in the employ of or to serve as a consultant to the Partnership in accordance with the terms of the Incentive Compensation Plan.

     (b) The Managing Partner shall have the right to make amendments to the Incentive Compensation Plan, provided that the Managing Partner shall not amend the Incentive Compensation Plan with respect to the following matters, except with the consent of the Limited Partners, as defined in Section 3.02(a):

          (i) an increase in the total amount of awards available for grant under the Incentive Compensation Plan;

          (ii) acceleration of the rate of vesting of awards under the Incentive Compensation Plan; or

          (iii) a change in the formula pursuant to which the right to payment under the Incentive Compensation Plan is determined.

     Section 3.09 Net Worth Maintenance. The Managing Partner shall at all times maintain a net worth of at least $10,000.

                                   ARTICLE IV

                           Books; Budgets; Fiscal Year
                           ---------------------------

     Section 4.01 Administrative Services; Books; Records and Reports.

     (a) The Managing Partner shall cause to be performed all general and administrative services on behalf of the Partnership in order to assure that complete and accurate books and records of the Partnership continue to be maintained at the Partnership's principal place of business showing the names, addresses and Interests of each of the Partners, all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Partnership's business and affairs, including a Capital Account for each Partner. Notwithstanding the preceding sentence, the books of the Partnership shall continue to be kept on the accrual basis method of accounting in accordance with GAAP, consistently applied for financial accounting purposes, and the books and records shall be open to inspection and examination by each Partner and its representatives at all reasonable times. In the event of a Transfer of an Interest, the successor to the transferring Partner shall succeed to the transferring Partner's Capital Account as of the date of the Transfer. For purposes of the preceding sentence, all income, gain, loss and deductions allocable pursuant to this Agreement for a Fiscal Year with respect to any Interest that may have been the subject of a Transfer during such Fiscal Year shall be allocable between the transferor and transferee based upon the number of days that each was recognized by the Partnership as the owner of such Interest, without regard to the results of Partnership operations during the particular days of such Fiscal Year.

     (b) The books of the Partnership shall be audited annually by a nationally recognized firm of Certified Public Accountants and the Managing Partner shall cause to be prepared, in accordance with sound accounting practice, and delivered to all Partners, at the expense of the Partnership:

          (i) within a reasonable time after the end of each Fiscal Year, but in no event later than the 120th day after the end of each Fiscal Year, a copy of the Partnership's financial statements, tax returns and Schedule K-l for such Partner with respect to such Fiscal Year, together with such information with respect to the Partnership as may be required to enable each Partner properly to complete its Federal income tax return, any required income tax return of any state and any other reporting or filing requirement imposed by any governmental authority relating to the income or activities of the Partnership; and

          (ii) from time to time and with reasonable promptness, such further information available to the Managing Partner in respect of the business, affairs and financial condition of the Partnership as any Partner reasonably may request.

     (c) The Managing Partner shall cause an independent appraiser to prepare, as of June 30 of each Fiscal Year prior to the termination of the Partnership and as of the date of such termination, an appraisal of all of the Partnership's real property, equipment and other assets. Such appraisal shall (i) set forth the appraiser's opinion of the aggregate value as of such date of all of such assets, and (ii) allocate such aggregate value among the real property, equipment, other tangible assets (other than fruit), fruit, intangible assets, and other asset categories from time to time required by the Managing Partner.

     Section 4.02 Fiscal Year. The fiscal year of the Partnership shall be July 1 to June 30.

     Section 4.03 Bank Accounts. The Managing Partner shall cause the Partnership to maintain one or more bank accounts in banks of recognized standing, which bank accounts shall include a checking account, and into which bank accounts shall be deposited all funds of the Partnership (other than petty cash) not otherwise applied.

                                    ARTICLE V

                                  Distributions
                                  -------------

     Section 5.01 Payment of Expenses. Prior to making any Distributions to the Partners, the Managing Partner shall pay or make provision for all expenses of the Partnership, including but not limited to (i) the payment of the salaries of all employees of the Partnership, and (ii) amounts to which employees are entitled under the Recognition and Retention Plan and the Incentive Compensation Plan.

     Section 5.02 Distributions. Except as provided in Section 7.03, Distributable Funds shall be distributed to the Partners as follows:

     (a) Except as provided in clause (b) below, after payment of all expenses as provided in Section 5.01, distributions of Distributable Funds shall be made to the Partners in proportion to their Percentage Interests.

     (b) If the Partnership has been dissolved pursuant to ARTICLE VII, and if no election to continue the business of the Partnership has been made pursuant to Section 7.02, the Distributable Funds of the Partnership shall be distributed in accordance with Section 7.03.

     Section 5.03 Restoration of Funds. Except as otherwise required by this Agreement or by law, no Partner shall be required to restore to the Partnership any funds distributed to it pursuant to Section 5.02.

                                   ARTICLE VI

                       Transfers of Partnership Interests
                       ----------------------------------

     Section 6.01 Prohibition on Transfers. No Transfer of an Interest may be made without the consent, in writing and in the sole discretion, of the Managing Partner, and then only if in compliance with this ARTICLE VI.

     Section 6.02 Sale to a Specific Person. If a Partner wishes to sell its Interest or any part thereof to a specific Person other than pursuant to Section
6.05 (provided, that the Partner may sell a portion of its Interest only if (i) the portion to be sold is equal to or exceeds a Percentage Interest of 1%, and
(ii) the Partner will hold after the sale a Percentage Interest equal to or more than .5%):

     (a) the Partner desiring to make such sale (the "Seller") shall give the Managing Partner not less than 60 days' prior written Notice of its intention to make such sale, which Notice shall specify the Interest proposed to be conveyed, the identity of the Person to which such sale is proposed to be made (the "Buyer"), and the price and other terms of the proposed sale; and

     (b) if the Managing Partner has not elected to acquire for the Partnership such Interest on the same terms and at the same price as specified in such notice, and which election is made in writing transmitted not more than 30 days after receipt of the Notice from Seller; and

     (c) if the Managing Partner, in its sole discretion, shall have consented in writing, transmitted not more than 30 days after receipt of the Notice from Seller, to the contemplated Transfer; then

     (d) Seller may sell such Interest to the Buyer at the specified price and upon the specified terms, but only if:

          (i) the Buyer shall execute and deliver to the Managing Partner a document satisfactory to the Managing Partner in all respects pursuant to which the Buyer covenants to be bound by all of the terms and conditions of this Agreement; and

          (ii) the Seller shall deliver to the Managing Partner, if requested by the Managing Partner so to do, an opinion of the Seller's counsel (reasonably satisfactory to counsel to the Partnership) or Seller shall reimburse the Partnership for an opinion of counsel to the Partnership to the effect that the contemplated sale, if consummated, will not:

               (I) result in a violation of the Securities Act of 1933 or any other applicable federal or state law or the order of any court or other tribunal having jurisdiction over the Partnership or any of its assets; or

               (II) be a breach or violation of, or an event of default under, or give rise to a right to accelerate any indebtedness of the Partnership under, any contract, instrument or agreement to which the Partnership is a party or by which it or any of its property is or may be bound; or

               (III) result in, or create a prohibited transaction under, or cause the Partnership to become a "party in interest" as defined in
          Section 3(14) of ERISA, or otherwise result in the holder of an Interest or the assets of the Partnership being subject to the provisions of ERISA; or

               (IV) result, directly or indirectly, in the termination of the Partnership under Section 708 of the Code; or

               (V) cause the classification of the Partnership as a partnership for purposes of the Code to be lost, jeopardized or otherwise adversely affected;

          and

          (iii) the Seller and the Buyer shall deliver such additional documents, instruments and agreements as reasonably shall have been required by the Managing Partner in connection with the sale; and

          (iv) the Seller or the Buyer shall pay to the Partnership all costs, expenses and liabilities incurred by the Partnership in connection with such sale, and each of them shall have indemnified the Partnership (in a manner reasonably satisfactory to the Managing Partner) for any such costs, expenses and liabilities that may be incurred by the Partnership as a result of or in connection with such sale.

     Section 6.03 Violative Transfers. If a Partner attempts to make a Transfer in violation of this ARTICLE VI, the attempted transfer shall be void ab initio, and the Partner attempting to make such Transfer shall be liable to the Partnership for all damages that the Partnership sustains as a result of such attempted Transfer.

     Section 6.04 Acquisitions of Interests by Partnership or Managing Partner. Notwithstanding anything to the contrary contained in this ARTICLE VI, the Partnership or the Managing Partner may offer to acquire or redeem, and may acquire or redeem, the Interests of one or more of the Partners upon mutually acceptable terms and conditions without first complying with any of the terms or conditions set forth in the foregoing provisions of this ARTICLE VI.

     Section 6.05 Transfers to Related Parties.

     (a) A Limited Partner's Interest may be transferred without the consent of the Managing Partner upon the following events, subject to the provisions of
Section 6.05(c) and the
requirement that written verification of the applicable event and proper documentation is delivered to the Managing Partner prior to transfer:

          (i) the death of an individual Limited Partner;

          (ii) the termination of a trust that is a Limited Partner; or

          (iii) the dissolution or reorganization of a partnership or corporation that is a Limited Partner.

     (b) A transferee pursuant to this Section 6.05 shall comply with the provisions of Section 6.02(d) hereof.

     (c) If a transfer pursuant to this Section 6.05 would result in a Limited Partner's holding a Percentage Interest of less than .21875%, the Partnership shall have the right, but not the obligation, to redeem the Limited Partner's Interest. A Limited Partner or his personal representative (if the Limited Partner is deceased) seeking to make a Transfer described in this Section 6.05(c) shall deliver Notice of the proposed Transfer to the Managing Partner. The Managing Partner shall have 30 days to elect to exercise the option granted in this Section 6.05(c) by delivering Notice of exercise to the Limited Partner. The closing of the purchase shall be 30 days after the delivery of the Notice of election. The purchase price for the Interest shall be an amount equal to (x) 80% of (i) the aggregate value of the Partnership 's assets determined pursuant to Section 4.01(c) minus (ii) the aggregate liabilities of the Partnership as of the appraisal date, (y) multiplied by the Percentage Interest.

                                   ARTICLE VII

                           Dissolution and Liquidation
                           ---------------------------

     Section 7.01 Dissolution. Notwithstanding Section 9.01, the Partnership shall be dissolved upon the first to occur of the following:

     (a) October 14, 2019;

     (b) The sale, transfer or other disposition of all or substantially all of the assets of the Partnership;

     (c) The acquisition by a Partner of all of the Interests of the other Partners;

     (d) The death, legal disability, dissolution, bankruptcy or insolvency of a General Partner or an assignment by a General Partner for the benefit of its creditors (any such Partner is referred to herein as a "Withdrawing Partner"); or

     (e) The agreement so to do by two-thirds in Interest of the Partners.

     Section 7.02 Election to Continue the Business. Upon dissolution of the Partnership pursuant to Section 7.01(d), the remaining Partners, by the affirmative vote of Partners holding more than the Majority-in-Interest of the Interests of all Partners (excluding for this purpose the Interest of the Withdrawing Partner) may elect to reconstitute the Partnership. If they so elect, the reconstituted Partnership shall continue the Partnership business, and either (i) the Partnership, or at their option the remaining Partners in such proportions as they shall agree, shall acquire the Interest of the Withdrawing Partner as provided in this Section 7.02, or (ii) if neither the Partnership nor the remaining Partners elects to acquire the Interest of the Withdrawing Partner, such Interest shall be converted to that of a Limited Partner under this Agreement. If the Partnership or the remaining Partners do elect to acquire the Interest of the Withdrawing Partner as provided in this
Section 7.02, then, within 30 days of the event described in Section 7.01(d), the Partnership shall, in good faith, appoint an appraiser to appraise the Interest of the Withdrawing Partner and advise such Withdrawing Partner of such appointment. The appraiser so selected shall be qualified in accordance with applicable M.A.I. standards by education, experience and training to appraise the assets and liabilities of the Partnership. The cost of the appraisal shall be borne by the Partnership as constituted before the dissolution. The appraiser, within 90 days after being so appointed, shall submit to all Partners a written report and appraisal stating therein its opinion as to the value of the Interest of the Withdrawing Partner as of the date of the event described in
Section 7.01(d) for the purposes of an all cash sale subject to existing liabilities and encumbrances. At a closing to be held within 90 days following receipt of the appraisal, the Partnership or the remaining Partners, as the case may be, shall purchase, and the Withdrawing Partner shall sell, the Interest of the Withdrawing Partner in exchange for payment of the cash price set forth in the appraisal.

     Section 7.03 Winding up Affairs and Distribution of Assets. Upon dissolution of the Partnership (except dissolution pursuant to Section 7.01(c)), and in the absence of an election to continue the business of the Partnership pursuant to Section 7.02, the Managing Partner or, if none, a liquidating agent selected by vote of a Majority-In-Interest of the Partners (the "Liquidator") shall proceed to wind up the affairs of the Partnership, liquidate the remaining property and assets of the Partnership and terminate the Partnership. The proceeds of such liquidation (and the assets and property of the Partnership that the Managing Partner or Liquidator determines to be not readily susceptible to liquidation at a reasonable price) shall be applied in the following order of priority: (a) first, to the expenses of such liquidation; (b) second, to the debts and liabilities of the Partnership to third parties (including Partners and Affiliates of Partners), if any, in the order of priority provided by law;
(c) third, a reasonable reserve shall be set up to provide for any contingent or unforeseen liabilities or obligations of the Partnership to such third parties (to be held and disbursed, at the discretion of the Partners, by an escrow agent selected by them) and at the expiration of such period as the Partners may deem advisable, the balance shall be distributed as provided in clause (d) hereof; and (d) fourth, to each of the Partners in proportion to the positive balances in their Capital Accounts (as adjusted to reflect the allocation of gain and loss from the liquidation of Partnership assets and distributions to the Partners pursuant to Section 5.02(b), above), until the balances in each of such Capital Accounts have been reduced to zero.

     Section 7.04 Distribution in Kind. If any asset of the Partnership is to be distributed in kind, such asset shall be valued to determine the amount of Net Profits or Net Losses that would result if such asset were to be sold at its fair market value, and such Net Profits or Net Losses shall be allocated to the Capital Accounts in accordance with Section 7.023.

                                  ARTICLE VIII

                          Indemnification; Exculpation
                          ----------------------------

     Section 8.01 Indemnification.

     (a) The Partnership agrees to indemnify and advance expenses to each Person to the full extent permitted by New York law, including indemnification for, and advancement of expenses with regard to, derivative actions and actions to which such Person is made a party that are brought in the right of the Partnership to procure a judgment in its favor by reason of the fact that such Person or his testator or intestate (if the Person is a natural person) is or was a General Partner in the Partnership; provided, however, that the indemnity provided by this Section 8.01 shall not apply to such acts as to which a judgment or final adjudication adverse to the General Partner (or his testator or intestate if the General Partner is a natural person) establishes that such acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he (or his testator or intestate, if the Person is a natural person) personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     (b) Each of the General Partners of the Partnership is hereby authorized and empowered to (i) perform and do all other acts or things, (ii) execute and deliver or file all other documents, agreements and papers, (iii) pay all expenses, and (iv) take all further actions as in the General Partner's opinion may be necessary or desirable in order to carry out the purposes and intent of this Section 8.01.

     Section 8.02 Exculpation. Except in the case of active and deliberate fraud, willful misconduct or bad faith on the part of a Partner, the doing of any act or the failure to do any act by a Partner, its constituent partners, its officers, directors or shareholders, or its or their Affiliates, the effect of which may be to cause or result in loss, cost, damage or expense to the Partnership or another Partner, if done or omitted pursuant to the advice of legal counsel or done or omitted in good faith in an attempt to promote the best interests of the Partnership, shall not subject such Partner or its heirs, administrators, executors, successors and assigns, nor its principals, officers, directors, trustees, constituent partners, shareholders, Affiliates or other owners or representatives to any liability, and such Partner is hereby exculpated from liability from any such act or failure to act.

                                   ARTICLE IX

                                   Continuity
                                   ----------

     Section 9.01 Continuity. In the event of the withdrawal of a Partner or the admission of a new Partner pursuant hereto, and subject to Section 7.01, the business of the Partnership shall not be terminated, but the other Partners shall continue the business of the Partnership and this Agreement shall continue in full force and effect.

                                    ARTICLE X

                                  Miscellaneous
                                  -------------

     Section 10.01 Notices.

     (a) All notices, consents, calls, approvals, designations, reports, requests, waivers, elections and other communications (collectively, "Notices") authorized or required to be given pursuant to this Agreement shall be given in writing and (i) personally served on the Partner (or a general partner or an officer of the Partner) to whom it is given, or (ii) mailed by registered or certified mail, postage prepaid, or (iii) sent by facsimile transmission, with electronic confirmation of complete transmission received by the sender, in each case addressed as follows:

         If to the General Partner:

         c/o Callery-Judge Grove L.P.
         4001 Seminole Pratt-Whitney Road
         Loxahatchee, Florida  33470

         If to a Limited Partner, at the address set forth in the books and records of the Partnership.

     (b) All Notices shall be deemed given when delivered or, if mailed as provided in Section 10.01(a), on the second day after the day of mailing or, if sent by facsimile transmission as provided in Section 10.01(a), at the time of confirmation of transmission. Any Partner may change his address for the receipt of Notices at any time by giving Notice thereof to the Managing Partner.

     Section 10.02 Entire Agreement. This Agreement supersedes all prior agreements and understandings among the Partners with respect to the subject matter hereof.

     Section 10.03 Modification. No change or modification of this Agreement shall be of any force unless such change or modification is in writing and has been signed by a sufficient number of Partners as required elsewhere by this Agreement.

     Section 10.04 Waivers. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Partner against whom such waiver is claimed. No waiver of any breach shall be deemed a waiver of any other or subsequent breach.

     Section 10.05 Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.06 Further Assurances. Each Partner shall execute such deeds, assignments, endorsements, and other instruments and documents and shall give such further assurances as shall be necessary to perform its obligations hereunder.

     Section 10.07 Investment and ERISA Representations.

     (a) Each Partner represents and warrants that its Interest has been acquired under this Agreement for its own account, for investment, and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Interest, and that it will not Transfer, or attempt to Transfer, its Interest in violation of the Securities Act of 1933 or any other applicable federal or state law.

     (b) Each Partner represents and warrants that (i) it is not acquiring its Interest with funds of a pension plan subject to ERISA, and (ii) its acquisition of its Interest does not and will not result in or create a prohibited transaction under, or result in the Partnership becoming a "party in interest" as defined in Section 3(14) of, ERISA, or otherwise result in any other holder of an Interest or the assets of the Partnership being subject to such statute.

     Section 10.08 Amendment of Certificate of Limited Partnership. The Certificate of Limited Partnership of the Partnership may be amended or supplemented by the Managing Partner without the prior agreement of the other Partners whenever permitted by law.

     Section 10.09 Governing Law. This Agreement shall be governed by and be construed in accordance with the internal laws of the State and without reference to any conflict of law or choice of law principles of the State that might apply the substantive law of another jurisdiction.

     Section 10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     Section 10.11 Limitation on Rights of Others. No Person other than a Partner is, nor is it intended that any such other Person be treated as, a direct, indirect, intended or incidental third party beneficiary of this Agreement for any purpose whatsoever, nor shall any other Person have any legal or equitable right, remedy or claim under or in respect of this Agreement.

     Section 10.12 Construction; Gender; Number. This Agreement has been fully negotiated by the parties hereto and shall be construed and interpreted as if prepared by all the parties jointly, rather than by one or more, but less than all, of them. Any rule of construction to the effect that any ambiguity shall be interpreted in the manner least favorable to the drafting party shall not apply to this Agreement. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or include the other genders or number, as the case may be, whenever the context so indicates or requires.

     Section 10.13 Remedies Not Exclusive. Whenever the Partnership or any Partner exercises one or more of the remedies provided for herein, such exercise shall not preclude the exercise of any one or more remedies otherwise available to it hereunder (unless this Agreement expressly provides otherwise), under contract, at law, in equity or otherwise.

     Section 10.14 Power of Attorney.

     (a) Each Partner constitutes and appoints the Managing Partner its true and lawful attorney with full power of substitution and resubstitution to make, execute, sign, acknowledge and file amendments and modifications to the Certificate of Limited Partnership for the Partnership and/or other certificates related thereto, and upon the Partnership's termination, certificates of dissolution and termination of the Partnership, and also to make, execute, sign, acknowledge and file such other certificates and statements as may be required by law or as deemed by the Managing Partner to be in the best interests of the Partnership. The grant of a power of attorney hereunder is a special power of attorney coupled with an interest and shall survive a Partner's disability, incompetence, death or assignment by such Partner of its Interest pursuant to this Agreement.

     (b) No document or amendment executed by the Managing Partner pursuant to
Section 10.14(a) shall, in the absence of the prior consent of all Partners, (i) reduce the obligations of the General Partners, (ii) affect the rights or restrictions regarding the assignability of Interests in the Partnership by Limited Partners, (iii) modify the term of the Partnership, (iv) amend this
Section 10.14(b), or (v) reduce the rights or interests or enlarge the obligations of the Partners other than the General Partners.

     (c) In exercising the power of attorney granted pursuant to this Section 10.14, the Managing Partner may act on behalf of a Partner singly or on behalf of all or any group of Partners collectively to the extent permitted by law.

     (d) The Managing Partner shall promptly notify all Partners of any documents or amendments executed pursuant to this Section 10.14.

     Section 10.15 Attorneys and Other Consultants. Notwithstanding anything to the contrary contained herein, each of the Partners acknowledges that all attorneys and other consultants retained by the Partnership also may have been and may be engaged by one or more of the Partners as their attorneys and other consultants, respectively. Each of the Partners hereby waives any claim of conflict-of-interest that the Partner otherwise might have as a result of such engagement. In addition, each of the Partners hereby approves the engagement of such attorneys and consultants by one or more of the Partners individually, and cessation of representation and other business arrangements with the Partnership by such attorneys and other consultants if any circumstances arrives in which, in the opinion of any Partner for whom such attorneys or consultants has been engaged, it would be inappropriate for such attorneys or consultants, as the case may be, to represent or otherwise act for both the Partnership and such Partner.

     Section 10.16 Costs of Litigation. If any litigation, arbitration, mediation, reference or other proceeding to resolve a dispute among two or more Partners arising out of this Agreement, the interpretation or enforcement hereof, or the transactions contemplated hereby, is commenced and a judgment therein is rendered by a court, an arbitrator, a mediator or any other Person having requisite jurisdiction, the prevailing parties in such dispute shall be entitled to reimbursement from the other parties thereto of all costs of such proceedings, and the tribunal shall award such costs (including, without limitation, attorneys' fees and disbursements, court costs and costs of the arbitrator or mediator, as applicable, at trial and on appeal) to the prevailing parties, which award shall not be computed in accordance with any schedule, but shall be in an amount necessary to fully reimburse the prevailing parties for all costs actually incurred by them in good faith, regardless of the size of the judgment or award.

     Section 10.17 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the Partners have duly executed this Agreement as of the day and year first above written.

                             GENERAL PARTNER
                             CJG Management, Ltd.

                             By: Managed Citrus, Inc.
                                 Its General Partner

                                 By:____________________________
                                    Nathaniel Roberts, President

                             LIMITED PARTNER

Dated:_______________        _____________________________________________
                             (Signature)
                             _____________________________________________
                             Printed Name. (If signing in a representative capacity, please sign as such and show the person/entity for whom you are signing.)